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                                                                    EXHIBIT 99.1


                                  NEWS RELEASE

Contact: Joseph A. Santangelo - Chief Financial Officer
                  Orleans Homebuilders, Inc. (215) 245-7500
                  (www.orleanshomes.com)

For immediate release:

                           ORLEANS HOMEBUILDERS, INC.

BENSALEM, PENNSYLVANIA, NOVEMBER 24, 2004

       Orleans Homebuilders, Inc. (ASE: OHB), a regional builder with operations in Pennsylvania, New Jersey, North Carolina, South Carolina, Virginia, Florida and Illinois, is in negotiations to acquire the real estate assets of Peachtree Residential Properties in Charlotte, North Carolina. The transaction is expected to close in late December 2004. Peachtree will continue to operate as an independent company in the greater Atlanta market. JMP Securities advised Peachtree in this transaction.